                                                         Exhibit No. EX-99.d.5.i

               FIRST AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

     THIS AMENDMENT  ("Amendment") to the Sub-Advisory  Agreement  ("Agreement")
dated July 1, 2005, by and between Mercer Global  Investments,  Inc., a Delaware
Corporation  (the  "Advisor") and Pzena  Investment  Management  LLC, a Delaware
Limited Liability Company (the "Sub-Adviser"), is made effective this 8th day of
February, 2007.

                                    RECITALS

     WHEREAS,  the  Agreement  provides  that the parties may mutually  agree to supplement or amend any provision of the Agreement;

     WHEREAS,  the Sub-Adviser  manages certain investments on behalf of the MGI
Funds  (the  "Trust")  under the  Agreement,  as  amended,  with  respect to the following Fund:

          MGI US Large Cap Value Equity Fund, a series of the MGI Funds

     WHEREAS, the Sub-Adviser and Advisor wish to amend the Agreement:

                                    AGREEMENT

     NOW THEREFORE,  in consideration of the promises and mutual  agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

     1.   Exhibit A, the Fee  Schedule of the  Sub-Advisory  Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment:
          and

     2.   All other terms and  provisions of the  Sub-Advisory  Agreement  shall remain in full force and effect, except as modified hereby.

Mercer Global Investments, Inc.              Pzena Investment Management LLC

By:   /s/ Ravi Venkataraman                  By:    /s/ William L. Lipsey
      Name: Ravi Venkataraman                       Name:  William L. Lipsey
      Title:  Chief Investment Officer              Title:   Managing Principal

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                        PZENA INVESTMENT MANAGEMENT, LLC

                         Effective Date: October 1, 2006

                       MGI US LARGE CAP VALUE EQUITY FUND

FEE SCHEDULE

(a)  For the first  twenty-four (24) months of the Agreement,  Sub-Advisor shall be paid a management fee calculated as follows:

       Annual Fee                   Net Value of Sub-Fund Assets*

        0.45%                       on the first $300 million

        0.35%                       on all assets over $300 million

     * MGI Assets for  purposes of this  Schedule B shall mean all assets  under management by the  Sub-Investment  Manager or its  affiliates for accounts, including but not limited to collective  investment  schemes,  mutual funds and other pooled  investment  vehicles,  that are managed or advised by the
     Investment  Manager or its affiliates  under the same  strategy,  including
     Mercer Global Investments,  Inc., Mercer Global Investments Canada Limited,
     and Mercer Global Investments Europe Limited.

(b)  On  August  12,  2007,  the net  value of MGI  Assets  under  Sub-Advisor's management shall be reviewed and if the value of such assets does not equal or exceed  $300  million  (USD),  the  management  fee shall be  revised to conform to Sub-Advisor's standard fee. If on August 12, 2007, the Net Value of MGI Assets under Sub-Advisor's management equals or exceeds $300 million
     (USD), the management fee shall continue as set forth in paragraph 1 above.

          PIM's standard large cap fee schedule is as follows:

       For Accounts Over $10 Million:
       -------------------------------------------------------------------------------------------------
       0.70 bps on 1st $25 m
       -------------------------------------------------------------------------------------------------
       0.50 bps on next $75 m
       -------------------------------------------------------------------------------------------------
       0.40 bps on next $200 m
       -------------------------------------------------------------------------------------------------
       0.35 bps on balance
       -------------------------------------------------------------------------------------------------
       For Accounts Below $10 Million:
       -------------------------------------------------------------------------------------------------
       1% per annum of up to $10 Million of assets
       -------------------------------------------------------------------------------------------------
       Minimum Fee: $35,000
       -------------------------------------------------------------------------------------------------
       Maximum Fee:  $70,000